UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-293-0600
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
Safeguard Scientifics, Inc. (“Safeguard”), Safeguard Delaware, Inc. (“SDI”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”) entered into an Amended and Restated Loan and Security Agreement dated as of May 27, 2009 (the “Amended SVB Loan Agreement”), by and among Silicon Valley Bank (“Bank”), Safeguard, SDI and SSDI. SDI and SSDI are wholly owned subsidiaries of Safeguard. The principal terms of the Amended SVB Loan Agreement, including the $50 million credit availability, rate of interest and payment terms, remain substantially the same as the terms contained in the original Loan and Security Agreement dated as of February 6, 2009, by and among Safeguard, SDI, SSDI and the Bank.
The information set forth above is qualified in its entirety by reference to the Amended and Restated Loan and Security Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
Amended and Restated Loan and Security Agreement dated as of May 27, 2009, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: May 28, 2009	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel